UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Moxian China, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173172	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2313-2315 , Block B, Zhongshen Garden, Caitian South Road, Futian District, Shenzhen Guangdong Province, China 518101
(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 30, 2015, Moxian China, Inc. (the “Company” or “we”) entered into an Equity Transfer Agreement (the “Equity Transfer Agreement,” such transaction, the “Equity Transfer Transaction”) with Rebel Group, Inc. (formerly known as “Moxian Group Holdings, Inc.”), a Florida corporation (“REBL”), to acquire from REBL 100% of the equity interests of Moxian Intellectual Property Limited, a company incorporated under the laws of Samoa and a wholly-owned subsidiary of REBL (“Moxian IP”) for $6,782,000 (the “Moxian IP Purchase Price”). Moxian IP owns all the intellectual property rights relating to the operation, use and marketing of the MO-Promo Platform, including all of the trademarks, patents and copyrights that are used in the Company’s business. As a result of the Equity Transfer Transaction, Moxian IP became a wholly-owned subsidiary of the Company.

In addition, under the Equity Transfer Agreement, the Company and REBL agreed to terminate the License and Acquisition Agreement, dated February 19, 2014 (the “License and Acquisition Agreement”), whereby the Company was granted the exclusive right by REBL to use the intellectual property rights owned by Moxian IP, REBL’s subsidiary, and in consideration of such license, the Company agreed to pay to REBL (i) $1,000,000 as license maintenance royalty each year commencing on the first anniversary of the date of the License Agreement; and (ii) 3% of the gross profits resulting from the distribution and sale of the products and services on behalf of the Company as an earned royalty. In addition, we acquired all of the equity interests of Moxian Group Limited, a corporation incorporated under the laws of British Virgin Islands (“Moxian BVI”) in consideration of $1,000,000 (the “Moxian BVI Purchase Price”). Immediately prior to the execution of the Equity Transfer Agreement, the Moxian BVI Purchase Price was not yet paid and no license maintenance royalty or earned royalty under the License and Acquisition Agreement had accrued.

Under the Equity Transfer Agreement, the Company and REBL agreed to terminate the License and Acquisition Agreement and all of the Company’s liabilities owed to REBL thereunder, other than the Moxian BVI Purchase Price, were released and discharged.

The Company agreed to issue to REBL a convertible promissory note for $7,782,000 (the “Note”), representing the sum of the Moxian IP Purchase Price and the Moxian BVI Purchase Price. The Note will become due and payable on October 30, 2015 and accrues interest at 1% per annum. The Company has the option to convert any and all amounts due under the Note into the Company’s common stock at the conversion price of $1.00 per share (“Conversion Price”), if the volume weighted average price (“VWAP”) of the Company’s common stock for a period of thirty (30) trading days immediately prior to the date of conversion is higher than the Conversion Price. The Company also has a right of first refusal to purchase the shares issuable upon conversion of the Note at the price of 80% of the VWAP for 30 trading days immediately prior to the date of the proposed repurchase by the Company.

The foregoing description of the Equity Transfer Agreement and the Note is qualified in its entirety by the text of the Equity Transfer Agreement and the Note which are annexed hereto as Exhibit 10.1 and Exhibit 4.1, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Form of Convertible Promissory Note.

10.1	Form of Equity Transfer Agreement dated January 30, 2015 by and between the Company and Rebel Group, Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN CHINA, INC.

Date: February 5, 2015	By:	/s/ Ng Kian Yong
Name: Ng Kian Yong
Title: Chief Executive Officer

3